UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.

                                FORM 8-KA

                             CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                              May 29, 1996
                    (Date of earliest event reported)

                           HELP AT HOME, INC.
         (Exact name of registrant as specified in its charter)

DELAWARE                      33-97034                36-4044986
(State of other          (Commission File No.)     (IRS Employer
jurisdiction of                                     Identifica-
incorporation)                                      tion Number)

223 West Jackson, Suuite 500
Chicago, IL                                                60606
(Address of principal executive offices)               (Zip Code)

(312)663-4244
(Telephone Number including Area Code)
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              Changes in Registrant s Certifying Accountant
                                (Item 4)

                                Exhibit 1

Following is the entire body of the letter received from Richard A. Eisner & Company, LLP dated as of June 5, 1996 relative to the change in accountants:

                                        June 5, 1996

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

                                   Re: Help at Home, Inc.
                                       File Ref No. 33-97034

We were previously the principal auditors for Help at Home, Inc.; under the date of October 25, 1995 (November 16, 1995 with respect to Note h[2]), we reported on the financial statements of Help at Home, Inc. as at June 30, 1995 and for the year then ended. On May 29, 1996 our engagement was terminated. We have read Help at Home, Inc. s statements included under Item 4 of a draft of its 8-K and we agree with such statements, except that all references to our firm name should be Richard A. Eisner & Company, LLP.

                             Very truly yours,

                              /s/Richard A. Eisner & Company, LLP
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